NEWS RELEASE for June 9, 2005 at 7:00 AM EDT
Contact:	Michael Mason (investors)	Nick VandenBrekel, CEO
	Allen & Caron Inc	Sequiam Corporation
	212 691 8087	407 541 0773
	michaelm@allencaron.com	investor@sequiam.com
	Brian Kennedy	www.sequiam.com
brian@allencaron.com

SEQUIAM CORPORATION ACQUIRES CONSTELLATION BIOMETRICS
 CORPORATION AND ANNOUNCES NEW PRESIDENT

Blue Chip Customer Base

ORLANDO, FL (June 9, 2005) ? Sequiam Corporation (OTCBB:SQUM), announced today that it has acquired Orlando-based Constellation Biometrics Corporation, a biometric hardware and software solutions company that serves both corporations and governmental agencies, with a customer list including Pitney Bowes, Banque Artesia, Ford UK, Siemens Business Systems, Standard Bank, Coca Cola Canners of South Africa, Royal Shell and Metropolitan Life with custom-written software solutions to create and integrate biometric technology.

Sequiam Corporation issued a total of 1,635,514 shares of its common stock to Constellation shareholders in exchange for all of the issued and outstanding shares of Constellation, which will now operate as a wholly-owned subsidiary of Sequiam Corporation, and will be known as Sequiam Biometrics. The shareholders of Constellation on June 7, 2005 unanimously approved the transaction, made effective as of May 31, 2005.

Sequiam Corporation also announced that Kevin Henderson, President of Constellation Biometrics Corporation has been appointed President of Sequiam Biometrics. Mr. Henderson was formerly the President of Houston based-Bioidentix, Inc and has appeared as guest host on the syndicated radio show ?CPU? for NBC Radio.

Nick VandenBrekel, CEO of Sequiam Corporation said, ?Kevin is an accomplished IT executive with very strong credentials in the biometrics industry. He has developed numerous biometric, smart card and software products over the course of his career. I have every confidence that Kevin will help guide Sequiam Biometrics towards its goal of becoming the premier biometric development corporation in the United States.?

About Sequiam
Founded in 1999 and headquartered in Orlando, Florida, Sequiam Corporation develops, markets, and supports a portfolio of proprietary security, biometric, Internet and secure document enterprise-class software and hardware products that enable users to access, secure, acquire, manage, personalize, and present information. Sequiam provides application service provider ("ASP") hosting of its Internet-enabled solutions, as well as consulting, application integration and software development services. In addition to its administrative offices, Sequiam operates a secure hosting facility located in downtown Orlando FL which provides processing, document, mail, archival, and Internet delivery of information as an outsourced service. Additional satellite offices are located in the United Kingdom, Canada, Australia, Malaysia and South Africa.

About Constellation Biometrics Corporation
Founded in 1995 by Dr. Harold Kimmel Pr Eng. Msc, Constellation?s predecessor has developed a number of world class, innovative biometric hardware and software solutions. These solutions have provided and continue to provide corporate and government sectors with ?out of the box? and custom written software solutions to create and integrate biometric technology. (http://www.constellationbiometrics.com/solutions.asp)

SAFE HARBOR STATEMENT - FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.